EXHIBIT 99.2
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CONTACT:  TIM GALLAGHER                                 FOR IMMEDIATE  RELEASE
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                           CARNIVAL CORPORATION PRICES
                      CONVERTIBLE SENIOR DEBENTURE OFFERING

MIAMI (04/23/03) - Carnival Corporation (NYSE:CCL) today announced that it has priced an offering of $773 million in aggregate principal amount at maturity of its 1.75% convertible senior debentures due 2033, resulting in $500 million gross proceeds to Carnival Corporation. In connection with the offering, Carnival Corporation has granted to the initial purchaser an over-allotment option to purchase up to an additional $116 million aggregate principal amount at maturity of such debentures, resulting in $75 million gross proceeds to Carnival Corporation.

Interest on the debentures will be payable in cash in arrears semi-annually through to April 29, 2008. Thereafter, the principal amount of the debentures will accrete semi-annually at a rate of 1.75% percent per year to maturity. The debentures will be convertible into shares of Carnival Corporation common stock under specified circumstances at a conversion rate which is subject to adjustment. Initially, the base conversion price is $53.11, reflecting a conversion premium of 93% over Carnival Corporation's closing stock price of $27.52 on April 22, 2003. If Carnival Corporation's common stock price at the time of conversion exceeds the base conversion price, holders of the debentures will be entitled to receive up to 11.3258 additional shares of Carnival Corporation common stock per $1,000 principal amount debenture at maturity. In any event, and subject to standard anti-dilution provisions, each debenture will not be convertible into more than 23.5058 shares of Carnival Corporation common stock per $1,000 principal amount debenture at maturity. The debentures are to be guaranteed by Carnival plc (LSE: CCL, NYSE: CUK) (formerly P&O Princess Cruises plc, which was combined with Carnival Corporation under a dual listed company transaction completed April 17, 2003). The offering is expected to close on April 29, 2003.

The debentures and the Carnival plc guarantee will be issued in an offering exempt from registration under the Securities Act of 1933. Net proceeds from the offering will be used for general corporate purposes, including financing Carnival Corporation's shipbuilding program and other capital commitments.

Neither the convertible senior debentures, the Carnival plc guarantee nor the shares of common stock issuable upon conversion of the debentures have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This communication is directed only at persons outside the United Kingdom and may not be acted upon by persons in the United Kingdom.

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NOTE: Cautionary note concerning factors that may affect future results

Certain statements in this announcement are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Carnival Corporation and Carnival plc have tried, wherever possible, to identify such statements by using words such as "will," "may," "anticipate," "estimates," "assume," "believe," "expect," "forecast," "future," "intend," "plans" and words and terms of similar substance in connection with any discussion of future operating or financial performance. Because forward-looking statements, including those which may impact the forecasting of Carnival Corporation's and Carnival plc's net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, estimates of ship depreciable lives and residual values, or business prospects, involve risks and uncertainties, there are many factors that could cause Carnival Corporation's and Carnival plc's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for Carnival Corporation's and Carnival plc's cruise brands; conditions in the cruise and land-based vacation industries, including vacation industry competition and increases in capacity offered by cruise ship and land-based vacation alternatives; effects on consumer demand of the international political and economic climate, and armed conflict, terrorist attacks, adverse publicity and the availability of air service; continued availability of attractive port destinations; changes in environmental, health, safety, security and other regulatory regimes under which Carnival operates; Carnival Corporation's and Carnival plc's ability to obtain financing on terms that are favorable or consistent with their expectations; Carnival Corporation's and Carnival plc's financial and contractual counterparties' ability to perform; Carnival Corporation's and Carnival plc's ability to implement their shipbuilding programs and brand strategies and to continue to expand their businesses worldwide; Carnival Corporation's and Carnival plc's ability to attract and retain shipboard crew and maintain good relations with employee unions; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and increases in food, fuel, insurance and security costs; weather patterns and natural disasters; accidents and other incidents at sea affecting the health, safety, security and vacation satisfaction of passengers; Carnival Corporation's and Carnival plc's ability to successfully implement cost improvement plans and to integrate business acquisitions; the continuing financial viability of Carnival Corporation's and Carnival plc's travel agent distribution system; and the ability of a small group of shareholders effectively to control the outcome of shareholder voting. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable laws, Carnival Corporation and Carnival plc expressly disclaim any obligation to disseminate any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

For investor relations, please contact Beth Roberts, Tel: 1-305-599-2600, ext. 19066, and for media inquiries, please contact Tim Gallagher, Tel: 1-305-599-2600, ext. 16000, Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.